Exhibit 10.27

INDEMNIFICATION AGREEMENT

AGREEMENT, dated as of December 8, 2014, by and between NanoFlex Power Corporation, with an address at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 ("Indemnitor") and Dean Ledger, residing at 9290 E. Thompson Peak Parkway, Lot 134, Scottsdale AZ 85255 ("Indemnitee").

WHEREAS, Indemnitee has provided a personal guaranty (the "Guaranty") for the office space lease for Indemnitor for the premises located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 (the "Premises"); and

WHEREAS, in consideration of the Guaranty, the Board of Directors of the Indemnitor has approved an indemnity for Indemnitee with respect to the Guaranty and the Premises on the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a)	Agreement: shall mean this Indemnification Agreement, as amended from time to time hereafter.

(b)	Claim: means any threatened, asserted, pending or completed civil, criminal, administrative, investigative or other action, suit or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Company, any governmental agency or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism or any action taken under the Company's charter or by laws which relates to the Guaranty or the Premises.

(c)	Indemnifiable Expenses: means all expenses and liabilities, including judgments, fines, penalties, interest, amounts paid in settlement, and counsel fees and disbursements (including, without limitation, experts' fees, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim, whether occurring before, on or after the date of this Agreement (any such event, an "Indemnifiable Event").

(d)	Person: means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

2. Basic Indemnification Arrangement; Advancement of Expenses.

(a) In the event that the Indemnitee was, is or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim, Indemnitor shall indemnify the Indemnitee, against each and every Indemnifiable Expense to the fullest extent permitted by applicable law.

(b) If so requested by the Indemnitee, the Indemnitor shall advance, or cause to be advanced (within five business days of such request), any and all Indemnifiable Expenses incurred or which may reasonably be incurred by the Indemnitee (an "Expense Advance"). The Indemnitor shall, in accordance with such request (but without duplication), either (it) pay, or cause to be paid, such Indemnifiable Expenses on behalf of the Indemnitee, or (ii) reimburse, or cause the reimbursement of, the Indemnitee for such Indemnifiable Expenses. The Indemnitee's right to an Expense Advance is absolute.

3. Partial Indemnity, Etc. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the Indemnifiable Expenses in respect of a Claim but not, however, for all of the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

4. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company's Articles of Organization, Operating Agreement or similar documents or under applicable law.

5. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6. Defense of Claims. The Indemnitee shall have the sole right to conduct the defense of any Claim with counsel chosen by Indemnitee.

7. Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.

2

9. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the parties hereto, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by telecopy, nationally recognized overnight courier or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other party. Ali such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers or e-mail addresses specified (or at such other address or telecopy number for a party as shall be specified by like notice).

11. Counterparts. This Agreement may be executed in counterparts, in PDF or electronic form, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

12. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INDEMNITOR		INDEMNITEE
NanoFlex Power Corporation

By:	/s/ John D. Kuhns	/s/ Dean L. Ledger
	John D. Kuhns, Executive Chairman	Dean L. Ledger

3